UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 17, 2007

IMMTECH PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-14907	39-1523370
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One North End Avenue
New York, New York 10282
(Address of Principal Executive Offices, including Zip Code)

(212) 791-2911
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On August 17, 2007, the Board of Directors (the “Board”) of Immtech Pharmaceuticals, Inc. (the “Company”) approved the grant of stock options to purchase 138,168 shares of the Company’s common stock (the “Common Stock”) to all of its non-employee directors, pursuant to the Company’s 2000 Stock Incentive Plan.

The Company awarded the stock options to these persons as follows:

Name                                           Number of Shares of Common Stock Underlying Award

Judy Lau                                   50,792

Dr. Levi H. K. Lee                       46,792

Donald F. Sinex                            40,584

The exercise price of the stock options is $6.85 per share, the fair market value of the Common Stock on the date of grant.  The stock options expire ten years from the date of grant.  The stock options awarded to Ms. Lau vest immediately for the purchase of 22,292 shares of Common Stock for Board service relating to the fiscal year ended on March 31, 2007, and the stock options to purchase 28,500 shares of Common Stock vest in twenty-four equal monthly installments beginning on the date of grant for Board service relating to the fiscal year ending on March 31, 2008.  The stock options awarded to Dr. Lee vest immediately for the purchase of 19,625 shares of Common Stock for Board service relating to the fiscal year ended on March 31, 2007, and the stock options to purchase 27,167 shares of Common Stock vest in twenty-four equal monthly installments beginning on the date of grant for Board service relating to the fiscal year ending on March 31, 2008.  The stock options awarded to Mr. Sinex vest immediately for the purchase of 10,084 shares of Common Stock for Board service relating to the fiscal year ended on March 31, 2007, and the stock options to purchase 30,500 shares of Common Stock vest in twenty-four equal monthly installments beginning on the date of grant for Board service relating to the fiscal year ending on March 31, 2008.  The stock option grants reflect the Board policy for the fiscal year ended on March 31, 2007 of awarding non-employee directors 15,000 stock options for serving on the Board, 3,000 stock options for serving as a Board committee member, and 1,000 stock options for serving as the chair of a Board committee.  The stock option grants also reflect the Board policy for the fiscal year ending on March 31, 2008 of awarding non-employee directors 15,000 stock options for serving on the Board, 10,000 stock options for serving as the chair of the Audit Committee, 6,000 stock options for serving as the chair of the Compensation or the Nominating Committees, 5,000 stock options for serving as a member of the Audit Committee, and 3,000 stock options for serving as a member of the Compensation or the Nominating Committees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2007	Immtech Pharmaceuticals, Inc.

/s/ Eric L. Sorkin
Eric L. Sorkin Chairman, Chief Executive Officer and President